Exhibit 10.23


               SECOND AMENDMENT TO LOAN AGREEMENT


     This SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into to be effective as of December 18, 2001 (the "Amendment Date"), by and among STRATUS PROPERTIES INC., a Delaware corporation ("Stratus"), STRATUS PROPERTIES OPERATING CO., L.P., a Delaware limited partnership, CIRCLE C LAND CORP., a Texas corporation, and AUSTIN 290 PROPERTIES, INC., a Texas corporation (herein individually and collectively referred to as the "Borrower"), and COMERICA BANK-TEXAS, a state banking association (herein referred to as the "Bank").

                      W I T N E S S E T H:

     WHEREAS,   Borrower,   as  Maker,  executed   that   certain
Promissory Note dated December 16, 1999, in the original principal amount of $20,000,000 U.S., in favor of and payable to the order of Bank, as Payee, which Promissory Note has been amended (including, without limitation, a reduction in the stated principal amount of such Promissory Note to $5,000,000.00 U.S. and the addition of a limited revolving feature) pursuant to an Amendment to Promissory Note dated as of December 27, 2000 (the "First Amendment") and a Second Amendment to Promissory Note (the "Second Amendment") of even date herewith executed by Borrower and Bank (together, as amended, the "$5,000,000.00 Note"), which $5,000,000.00 Note evidences a loan (hereafter referred to as the "$5,000,000.00 Loan") made by Bank to Borrower in connection with and pursuant to that certain Loan Agreement dated December 16, 1999, executed by and among Borrower and Bank, as amended by the Amendment to Loan Agreement dated December 27, 2000, and as further amended by this Second Amendment to Loan Agreement (the "Loan Agreement"); and

     WHEREAS, Borrower, as Maker, executed that certain Revolving Credit Note dated December 16, 1999, in the original principal amount of $10,000,000.00 U.S., in favor of and payable to the order of Bank, as Payee, which Revolving Credit Note has been amended (including, without limitation, an increase as of the date hereof in the stated principal amount of such Revolving
Credit Note to $25,000,000.00 U.S.) pursuant to that certain Amendment to Revolving Credit Note dated as of December 27, 2000, and the Second Amendment to the Revolving Credit Note of even date herewith executed by Borrower and Bank (together, as amended, the "Revolving Credit Note"), which Revolving Credit Note evidences a loan (the "Revolving Credit Loan") made by Bank to Borrower in connection with and pursuant to the Loan Agreement (the Revolving Credit Note and the $5,000,000.00 Note, each as amended, are hereinafter collectively referred to as the "Notes", and the Revolving Credit Loan and the $5,000,000.00 Loan are hereinafter collectively referred to as the "Loans"); and

     WHEREAS,  the  current  unpaid  principal  balance  of   the
$5,000,000.00  Note  as  of  the  date  hereof  is  approximately
$5,000.00  (the  "Current Outstanding Principal  Balance  of  the
$5,000,000.00 Note"); and

     WHEREAS,  the  current  unpaid  principal  balance  of   the
Revolving  Credit  Note  as of the date hereof  is  approximately
$_____________; and

     WHEREAS, the $5,000,000.00 Note and the Revolving Credit Note are cross-defaulted and cross-collateralized, and are secured by, among other things and without limitation, the deeds of trust, assignments and other items referenced in Section 5.1 of each of the Notes, and further described in the Loan Agreement, as said deeds of trust have been amended pursuant to that prior Modification Agreement dated as of December 27, 2000, and further modified by the Second Modification Agreement of even date herewith executed by Borrower and Bank (collectively, as amended, the "Lien Instruments" or the "Security Instruments"); and

     WHEREAS, Borrower hereby acknowledges that (i) Borrower is obligated to Bank under the Notes, the Loan Agreement, the Lien Instruments and the other Loan Documents (as such term is defined in the Loan Agreement), (ii) Borrower has no defense, offset or counterclaim with respect to the sums owed to Bank under the Notes, the Loan Agreement, the Lien Instruments and the other Loan Documents, or with respect to any covenant in the Notes, the Loan Agreement, this Amendment, the Lien Instruments or any of the other Loan Documents, and (iii) Bank, as of the date hereof, has fully performed all obligations to Borrower which Bank may have had or has on and as of the date hereof; and

     WHEREAS, Borrower and Bank desire to enter into this Amendment in order to modify and amend certain of the terms and provisions of the Loan Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

     1. Recitals. The recitals set forth above are true, accurate and correct, and are incorporated herein by this reference.

2. Capitalized Terms. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement, as previously modified.
3. Modification of Loan Agreement. Borrower and Bank hereby agree to modify the Loan Agreement as follows:

      3.1 Modification of Defined Terms. The following defined terms, as set forth in Addendum 1 of the Loan Agreement, as such terms are used in the Loan Agreement, are hereby amended as follows:

(a) "Agreement": The term "Agreement" is hereby revised to include this Amendment.

(b) "Deeds of Trust": The term "Deeds of Trust" is hereby revised to include the Second Modification Agreement of even date with this Amendment, executed by Borrower and Bank, whereby the Deeds of Trust were amended as provided therein. The Deeds of Trust, as amended, shall continue in full force and effect to secure repayment of the Notes and the obligations of Borrower under the Loan Agreement and this Amendment and the other Loan Documents, as modified.

(c) "Loan Documents": The term "Loan Documents" is hereby revised to include the Loan Agreement (as modified by the first and second Amendments), the Notes (as modified by the first and second Amendments to Promissory Note and by the first and second Amendments to Revolving Credit Note, as described in the recitals to this Amendment), the Deeds of Trust (as modified by the first and second Modification Agreements described in subparagraph (b) above), and all other documents, instruments or agreements included within the definition of "Loan Documents" as set forth in the Loan Agreement, as such documents may have been or may hereafter be amended from time to time.

(d) "Loans": The definition of the term "Loans" is hereby amended and replaced to read as follows:

          "'Loans'   shall   mean,  collectively,   the
          Revolving  Credit Loan and the  $5,000,000.00
          Loan, and "Loan" shall mean any of them."

(e)  "Maximum Loan Amount":  The definition of the term "Maximum
Loan Amount" is hereby amended and replaced to read as follows:

          "'Maximum  Loan  Amount' shall  hereafter  be
          defined  as:  (a) as to the Revolving  Credit
          Note,  the lesser of: (i) thirty-five percent
          (35%) of the fair market value of the Primary
          Collateral as indicated by (1) newly prepared
          and  updated  Primary  Collateral  Appraisals
          acceptable to Bank effective as of  the  date
          prepared and delivered to Bank (or updates of
          the   values   presented   in   the   Primary
          Collateral Appraisals previously delivered to
          and accepted by Bank) or (2) recertifications
          of  the accuracy and values presented in  the
          Primary  Collateral Appraisals  delivered  to
          and  accepted  by Bank on or about  the  date
          hereof;  (b)  as  to the $5,000,000.00  Note,
          such maximum amount as Bank elects to advance
          in  its sole and absolute discretion; but  in
          no    event   shall   the   total   aggregate
          outstanding  balances under the Notes  exceed
          $30,000,000.00."

(f) "Notes": The definition of the term "Notes" is hereby amended and replaced to read as follows:

          "'Notes'  shall  mean, collectively,  whether
          one  or  more, the Revolving Credit Note  and
          the $5,000,000.00 Note, and "Note" shall mean
          any  of  them,  executed  and  delivered   by
          Borrower  payable  to  the  order  of   Bank,
          evidencing the Loans, as the same may be renewed, extended, modified, increased or restated from time to time."

          3.2 Substitution of Defined Terms. The following defined terms, as set forth in Addendum 1 of the Loan Agreement, as such terms are used in the Loan Agreement (as modified hereby), are hereby amended, substituted and replaced as follows:

               (a) "Maximum Legal Rate" The term "Maximum Legal Rate" is hereby changed to the term "Maximum Lawful Rate" and the definition of such term is hereby deleted and replaced to read as follows:

                    "'Maximum Lawful Rate' shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Bank in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Bank to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (defined as all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Bank in connection with the transactions relating to the Notes and the other Loan Documents, which are treated as interest under applicable law) made in connection with the transaction evidenced by the Notes and the other Loan Documents. To the extent that Bank is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Indebtedness, Bank will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Bank to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Bank will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law, Bank may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law."

               (b) "'Person' or 'person' shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity."

(c) "'Revolving Credit Loan Maturity Date' shall mean April 16, 2004, or such earlier date on which the entire unpaid principal amount of the Revolving Credit Loan becomes due and payable whether by the lapse of time, acceleration or otherwise; provided, however, if any such date is not a Business Day, then the Revolving Credit Loan Maturity Date shall be the next succeeding Business Day."

(d)  "'Revolving Credit Loan Maximum Amount' shall mean Twenty-
Five Million Dollars ($25,000,000.00)."

(e) "'Revolving Credit Note' shall mean the Revolving Credit Note dated December 16, 1999, made by Borrower payable to the order of the Bank, as amended by that certain Amendment to Revolving Credit Note dated December 27, 2000, and as further amended by the Second Amendment to Revolving Credit Note of even date herewith by and between Borrower and Bank, as the same may be renewed, extended, modified, increased or restated from time to time."

(f) The term "Revolving Specific Advance Loan" is hereby deleted and replaced to read "$5,000,000.00 Loan" throughout the Loan Agreement (as modified hereby), any reference to "Specific Advance" throughout the Loan Agreement is hereby deleted in its entirety, and the definition of "Revolving Specific Advance Loan" is hereby deleted and replaced with the following "$5,000,000.00 Loan" definition:
                    "'$5,000,000.00 Loan' shall mean the Loan made, or to be made, by Bank to or for the credit of Borrower in multiple Advances, including the initial advance which Borrower and Bank acknowledge has already been advanced by Bank to Borrower, of which approximately $5,000.00 currently remains outstanding as of the date hereof (the "Current Outstanding Principal Balance of the $5,000,000.00 Loan"), which Advances together shall not exceed at any one time the $5,000,000.00 Loan Maximum Amount, pursuant to this Agreement, the $5,000,000.00 Note, and the Loan Terms, Conditions and Procedures Addendum."

   (g) The term "Revolving Specific Advance Loan Maturity Date" is hereby deleted and replaced to read "$5,000,000.00 Loan Maturity Date" throughout the Loan Agreement (as modified hereby), and the definition of "Revolving Specific Advance Loan Maturity Date" is hereby substituted and replaced with the following "$5,000,000.00 Loan Maturity Date" definition:

                    "'$5,000,000.00 Loan Maturity Date' shall mean April 16, 2004, or such earlier date on which the entire unpaid principal amount of the $5,000,000.00 Loan becomes due and payable whether by the lapse of time, acceleration or otherwise; provided, however, if any such date is not a Business Day, then the $5,000,000.00 Loan Maturity Date shall be the next succeeding Business Day."

   (h) The term "Revolving Specific Advance Note" is hereby deleted and replaced to read "$5,000,000.00 Note" throughout the Loan Agreement (as modified hereby), and the definition of "Revolving Specific Advance Note" is hereby deleted and replaced with the following "$5,000,000.00 Note" definition:

                    "'$5,000,000.00 Note' shall mean that certain Promissory Note dated December 16, 1999, made by Borrower payable to the order of the Bank, as amended by that certain Amendment to Promissory Note dated December 27, 2000, by and between Borrower and Bank, and as further amended by the Second Amendment to Promissory Note dated as of the date hereof, as the same may be renewed, extended, modified, increased or restated from time to time."

          3.3 Modification of Capital Structure. As permitted under the terms of the Amendment to Loan Agreement, Borrower shall have the continuing right to (i) repurchase up to $10,000,000 of the outstanding common stock of Stratus, and (ii) redeem up to $10,000,000 of the mandatorily redeemable Series B Preferred
     Stock of Stratus initially issued to Oly/Stratus Equities, L.P.
     by the issuance of common stock; provided, however, that all other terms, conditions and restrictions set forth in the Loan Agreement (including, without limitation, all other terms, conditions and restrictions set forth in Sections 5.1, 5.7 and
     5.8 of the Loan Agreement) shall remain in full force and effect, except to the extent modified by this Amendment.

          3.4 Reaffirmation of Negative Covenants. Borrower hereby acknowledges and agrees that the Negative Covenants set forth in
     Section 5 of the original Loan Agreement are in full force and effect, are reaffirmed hereby and are set forth below for ease of reference.

     "SECTION 5.    NEGATIVE COVENANTS

               Each Borrower covenants and agrees that, so long as Bank is committed to make any Advance under this Agreement and until all instruments and agreements evidencing any Loan which is payable on demand or which conditions Advances upon the Bank's discretion are fully discharged and terminated and, thereafter, so long as any Indebtedness remains outstanding, it will not, and it will not allow any Loan Party within its control to, without the prior written consent of the
          Bank:

               5.1 Capital Structure, Business Objects or Purpose. Purchase, acquire or redeem any of its equity ownership interests, or enter into any reorganization or recapitalization or reclassify its equity ownership interests, or make any material change in its capital structure or general business objects or purpose.

               5.2 Mergers or Dispositions. Change its name, enter into any merger or consolidation, whether or not the surviving entity thereunder, or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets (whether in a single transaction or in a series of transactions), except as expressly permitted under this Agreement or the other Loan Documents.

               5.3 Guaranties. Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations or Debt of others (whether directly or indirectly), except:

                    (a)   guaranties in favor of and satisfactory
               to Bank; and

                    (b)   endorsements for deposit or  collection
               in the ordinary course of business.

               5.4   Debt.   Become or remain obligated  for  any
          Debt, except:

                    (a) Indebtedness and other Debt from time to time outstanding and owing to Bank;

                    (b) unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business and other unsecured Debt of Borrowers or the Loan Parties on a Consolidated basis at any one time not to exceed $500,000.00;

                    (c) contingent liabilities of Borrowers on a consolidated basis at any one time not to exceed
               $20,000,000.00;

                    (d) Debt of a Related Party but only to the extent of the lesser of seventy-five percent (75%) of the appraised value of the real estate project owned by such Related Party or eighty percent (80%) of the total costs associated with the real estate project owned by such Related Party;

                    (e)   Debt subordinated to the prior  payment
               in   full  of  the  Indebtedness  upon  terms  and
               conditions approved in writing by Bank;

                    (f)   Debt outstanding as of the date  hereof
               that   is   shown  on  the  Financial   Statements
               previously delivered to Bank; and

                    (g)   Debt  of  Loan Party to any other  Loan
               Party.

               5.5 Encumbrances. Create, incur, assume or suffer to exist any Lien upon, or create, suffer or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for Permitted Encumbrances.

               5.6 Acquisitions. Except as expressly permitted under this Agreement, purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any Person or any shares of stock or other ownership interests of any Person or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

               5.7 Dividends. Declare or pay dividends on, or make any other distribution (whether by reduction of capital or otherwise) in respect of any shares of its capital stock or other ownership interests, including but not limited to dividends payable by Stratus or any dividends payable solely in stock except (a) dividends payable by a Subsidiary of a Borrower to a Borrower or by the Subsidiary of another Loan Party to such other Loan Party; or (b) the redemption, repurchase or acquisition of any shares of its capital stock payable upon an employee's termination pursuant to its employee stock option, repurchase, or similar plan; provided, however, that after giving effect to such redemption, repurchase or acquisition, such Borrower or such other Loan Party, as applicable, shall be in full compliance with the terms of this Agreement.

               5.8 Investments. Except as otherwise permitted in Section 2.17 of Addendum 2, make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans, advances or extensions of credit to, any Person, other than:

                    (a) Each Borrower's current ownership in its respective Subsidiaries and Related Parties; and

                    (b) any investment in direct obligations of the United States of America or any agency thereof, or in certificates of deposit issued by Bank, maintained consistent with a Borrower's or such Subsidiary's business practices prior to the date hereof; provided, that no such investment shall mature more than ninety (90) days after the date when made or the issuance thereof.

               5.9 Transactions with Affiliates. Enter into any transaction with any of their stockholders, officers, employees, partners or any of their Affiliates or Related Parties, except subject to the terms hereof, transactions in the ordinary course of business and on terms not less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length, or transfer any assets to any Related Party which is not a Borrower hereunder without Bank's prior consent.

               5.10 Defaults on Other Obligations. Fail to perform, observe or comply duly with any covenant, agreement or other obligation to be performed, observed or complied with by any Loan Party, subject to any grace or cure periods provided therein, which failure could have a Material Adverse Effect.

               5.11 Prepayment of Debt. Prepay (or take any actions which impose an obligation to prepay), except, subject to the terms hereof or thereof, Indebtedness.

               5.12  Pension  Plans.  Except in  compliance  with
          this   Agreement,   enter  into,  maintain,   or   make
          contribution  to, directly or indirectly,  any  Pension
          Plan that is subject to ERISA.

               5.13  Subordinate Indebtedness.   Subordinate  any
          indebtedness due to it from any Person to indebtedness of other creditors of such Person.

               5.14 No Further Negative Pledges. Other than the Holliday Loan (as more fully described below), enter into or become subject to any agreement (other than this Agreement or the Loan Documents) (a) prohibiting the guaranteeing by any Loan Party of any obligations,
          (b) prohibiting the creation or assumption of any Lien upon the properties or assets of any Loan Party, whether now owned or hereafter acquired or (c) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

               5.15 No License Restrictions. Permit any restriction in any license or other agreement that restricts any Borrower or any other Loan Party from granting a Lien to Bank upon any of any Borrower's or such other Loan Party's rights under such license or agreement.

               5.16 Olympus Agreements. Terminate or agree to any material modification or amendment to any of the Olympus Agreements without Bank's prior consent."

          3.5 Modification and Restatement of Addendum 2 - Loan Terms, Conditions and Procedures Addendum. Addendum 2 set forth in the Loan Agreement shall be deleted in its entirety, as previously modified by the Amendment to Loan Agreement, and the following Addendum 2 shall be inserted in lieu thereof:

                           "ADDENDUM 2

         LOAN TERMS, CONDITIONS AND PROCEDURES ADDENDUM

     SECTION 1.     THE LOAN

               1.1 Agreements to Lend. Bank hereby agrees to lend to Borrower up to but not in excess of (i) with respect to the Revolving Credit Loan, the Revolving Credit Loan Maximum Amount, (ii) with respect to the $5,000,000.00 Loan, the $5,000,000.00 Loan Maximum
          Amount, and Borrower hereby agrees to borrow such sums from Bank, all upon and subject to the terms and provisions of this Agreement, such sums to be evidenced by, respectively, the Revolving Credit Note and the $5,000,000.00 Note. Subject to the terms and provisions of this Agreement, the Notes, and the other Loan Documents, principal repaid on (i) the Revolving Credit Loan, and (ii) the $5,000,000.00 Loan may be reborrowed by Borrower. Borrower's liability for repayment of the interest on account of the Loans shall be limited to and calculated with respect to Loans proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Notes and only from the date or dates of such disbursements. Bank may, in Bank's discretion, disburse Loans proceeds by journal entry to pay interest and financing costs and disburse Loan proceeds directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement. Loan proceeds disbursed by Bank by journal entry to pay interest or financing costs, and Loan proceeds disbursed directly by Bank to pay costs or expenses required to be paid by Borrower pursuant to this Agreement, shall constitute Advances to Borrower. As more fully set forth in Section 4.21 of the original Loan Agreement, an Interest Reserve Escrow Account has been established. As of the date hereof, the balance in said account is $5,132.00. $1,619,868.00 shall be held back from funds available under the Revolving Credit Note for a total Interest Reserve Amount of $1,625,000.00; provided, however, that the amount held back from funds available under the Revolving Credit Note will adjust if there is a change in the balance of the Interest Reserve Escrow Account in order to meet the total Interest Reserve Amount.

               1.2  Advances.

                    (a) Any Advance requested by Borrower under the $5,000,000.00 Loan shall be subject to Borrower's satisfaction of the terms and conditions set forth in this Addendum 2 and in particular shall comply with the use of proceeds restrictions set forth in Section 2.4 below, all of which are deemed to apply to any and all Advances under the $5,000,000.00 Loan unless otherwise agreed to by Bank. Bank may approve or disapprove any request for all or any portion of any Advance under the $5,000,000.00 Loan in its SOLE AND ABSOLUTE DISCRETION. Bank shall have the right to impose such terms and conditions as it elects upon either the Advance under the $5,000,000.00 Loan or the proposed collateral securing same.

                    (b) The proceeds of the Revolving Credit Loan shall be disbursed to Borrower in one or more Advances provided all applicable conditions to Advances set forth in this Agreement have been satisfied, including, if applicable, Section 2.17 (Additional Land Acquisitions) set forth below.

               1.3 Limitation on Advances. Under no circumstances shall Bank be required to disburse any proceeds of the Revolving Credit Note that would cause the outstanding balance thereof at any one time to exceed the Revolving Credit Loan Maximum Amount nor shall Bank be required to disburse any proceeds of the $5,000,000.00 Loan that would cause the outstanding balance thereof at any one time to exceed the $5,000,000.00 Loan Maximum Amount or disburse any proceeds of either of the Loans that would cause the aggregate outstanding balance of the Loans at any one time to exceed $30,000,000.00.

               1.4    Regulatory  Restrictions.   Notwithstanding
          anything in this Agreement or the other Loan Documents to the contrary, in no event shall Bank be required to disburse, nor shall Borrower be entitled to demand that Bank disburse, all or any portion of any of the Loans if the amounts of the Loans would, in Bank's sole and absolute discretion, cause Bank to exceed the lending limit to a single borrower under any applicable state or federal law, regulation or ruling. If Bank determines, in its sole and absolute discretion, at any time (including after any portion or all of the Loans have been disbursed) that the transactions evidenced by this Agreement and the other Loan Documents violates such lending limit restriction, then Bank shall have the right to immediately declare the Notes to be due and payable and shall thereafter have no further obligations to disburse any further proceeds of the Loans. In such event, Borrower shall be required to immediately pay all outstanding Indebtedness under the Loans and shall have no further rights and privileges under this Agreement and the other Loan Documents.

               1.5 Repayment of and Interest on Loans. The Indebtedness from time to time outstanding under and evidenced by the Notes shall bear interest at the respective rates per annum set forth in the Notes until the occurrence of an Event of Default and thereafter at the Default Rate and shall otherwise be repaid in accordance with the terms of the respective Notes. All unpaid principal, accrued and unpaid interest and other amounts owing under the Revolving Credit Note and the $5,000,000.00 Note shall be due and payable on the
          Revolving Credit Loan Maturity Date and the $5,000,000.00 Loan Maturity Date, respectively.

     SECTION 2.     ADVANCES, PAYMENTS, RECOVERIES AND
     COLLECTIONS

               2.1   Advance  Procedure.  Except  as  hereinafter
          provided, Borrower may request an Advance by submitting to Bank a Request for Advance by an authorized representative of Borrower, subject to the following:

                    (a)   each  such  Request for  Advance  shall
               include, without limitation, the proposed amount of such Advance and the proposed Disbursement
               Date, which date must be a Business Day;

                    (b) a Request for Advance, once communicated to Bank, shall not be revocable by Borrower;

                    (c)    each   Request   for   Advance,   once
               communicated   to   Bank,   shall   constitute   a
               representation,  warranty  and  certification   by
               Borrower as of the date thereof that:

                         (i)  both before and after the making of
                    such Advance, all of the Loan Documents are and shall be valid, binding and enforceable against each Loan Party, as applicable;

                         (ii)  all terms and conditions precedent
                    to the making of such Advance have been satisfied, and shall remain satisfied through the date of such Advance;

                         (iii)      the  making of  such  Advance
                    will not cause (A) the aggregate principal amount of all Advances on the $5,000,000.00 Note to exceed the original principal amount of the $5,000,000.00 Note, (B) the aggregate principal amount outstanding on the Revolving Credit Note to exceed the Revolving Credit Loan Maximum Amount or (C) the aggregate principal amount outstanding on both the $5,000,000.00 Note and Revolving Credit Note to exceed $30,000,000.00;

                         (iv)  no  Default  or Event  of  Default
                    shall have occurred or be in existence, and none will exist or arise upon the making of such Advance;

                         (v)   the representations and warranties
                    contained in this Agreement, and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance; and

                         (vi)  the  Advance will not violate  the
                    terms   or   conditions  of   any   contract,
                    indenture, agreement or other borrowing of any Loan Party.

          Bank may elect (but without any obligation to do so) to make an Advance upon the telephonic or facsimile request of Borrower, provided that Borrower have first executed and delivered to Bank a Telephone Notice Authorization. If any such Advance based upon a telephonic or facsimile request is made by Borrower, Bank may require Borrower to confirm said telephonic or facsimile request in writing by delivering to Bank, on or before 11:00 a.m. (Dallas, Texas time) on the next Business Day following the Disbursement Date of such Advance, a duly executed written Request for Advance, and all other provisions of this Section 2.1 shall be applicable with respect to such Advance. In addition, Borrower may authorize the Bank to automatically make Advances pursuant to such other written agreements as may be entered into by Bank and Borrower. Except as set forth in this Agreement, all Advances are to be made by direct deposit into the Special Account.

               2.2 Voluntary Prepayment. Borrower may prepay all or part of the outstanding balance under the $5,000,000.00 Note and/or the Revolving Credit Note (subject to the provisions of Section 3.6(g) of the Revolving Credit Note regarding a prepayment prior to the expiration of the applicable LIBOR Interest Period) at any time, without premium or penalty or prejudice to the right of Borrower to reborrow sums of the Loans under the terms of this Agreement, subject to the terms and conditions of the Loan Documents.

               2.3   Revolving  Credit Loan  Maximum  Amount  and
          $5,000,000.00  Loan  Maximum Amount  and  Reduction  of
          Indebtedness. Notwithstanding anything contained in this Agreement to the contrary, the aggregate principal amount of the Revolving Credit Loan at any time outstanding shall not exceed the Revolving Credit Loan Maximum Amount, and the aggregate principal amount of the $5,000,000.00 Loan outstanding at any time shall not exceed the $5,000,000.00 Loan Maximum Amount. If said limitation is exceeded at anytime, Borrower shall immediately, without demand by Bank, pay to Bank an amount not less than such excess, or, if Bank, in its sole discretion, shall so agree, Borrower shall provide Bank cash collateral in an amount not less than such excess, and Borrower hereby pledges and grants to Bank a security interest in such cash collateral so provided to Bank.

               2.4 Use of Proceeds of Loans. The use of proceeds advanced under the $5,000,000.00 Loan shall be subject to Bank's sole and absolute discretion as set forth above in Section 1.2. The proceeds of the Revolving Credit Loan shall be used to fund equity contributions for development ventures of Borrower, for pre-development costs, such as earnest money deposits, and property improvements in connection with the Land and other working capital needs of Borrower, including corporate and project general, administrative and operating costs, pursuit costs, entitlement costs, taxes, business endeavors associated with the development of commercial and residential real properties.

               2.5 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the
          Texas Finance Code are specifically declared by the parties not to be applicable to any of the Loan Documents or the transactions contemplated thereby.

               2.6 Place of Advances. All Advances are to be made at the office of Bank, or at such other place as Bank may designate.

               2.7 Bank's Books and Records. The amount and date of each Advance hereunder, the amount from time to time outstanding under the Notes, the interest rate in respect of the Loans, and the amount and date of any repayment hereunder or under the Notes, shall be noted on Bank's books and records, which shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to pay to Bank all amounts owing to Bank under or pursuant to the Loan Documents, in each case, when due in accordance with the terms hereof or thereof.

               2.8 Payments on Non-Business Day. In the event that any payment of any principal, interest, fees or any other amounts payable by Borrower under or pursuant to any Loan Document shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable at the interest rate set forth in the applicable Note for and during any such extension.

               2.9 Payment Procedures. Unless otherwise expressly provided in a Loan Document, all sums payable by Borrower to Bank under or pursuant to any Loan Document, whether principal, interest, or otherwise, shall be paid, when due, directly to Bank at the office of Bank identified on the signature page of this Agreement, or at such other office of Bank as Bank may designate in writing to Borrower from time to time, in immediately available United States funds, and without setoff, deduction or counterclaim. Bank may, in its discretion, charge any and all deposit or other accounts (including, without limitation, any account evidenced by a certificate of deposit or time deposit) of any Borrower maintained with Bank for all or any part of any Indebtedness which is not paid when due and payable; provided, however, that such authorization shall not affect any Borrower's obligations to pay all Indebtedness, when due, whether or not any such account balances maintained by such Borrower with Bank are insufficient to pay any amounts then due.

               2.10 Maximum Interest Rate. It is expressly stipulated and agreed to be the intent of Borrower and Bank at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Bank related to any of the Indebtedness,
          (ii) contracted for, charged or received by reason of Bank's exercise of the option to accelerate the maturity of the Note and/or any other portion of the Indebtedness, or (iii) Borrower will have paid or Bank will have received by reason of any voluntary prepayment by Borrower of the Note and/or any of the other Indebtedness, then it is Borrower's and Bank's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Bank shall be credited on the principal balance of the Note and/or any of the other Indebtedness evidenced by the Loan Documents (or, if the Note and all other Indebtedness evidenced by the Loan Documents have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Bank agree that Bank shall, with reasonable promptness after Bank discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against any other Indebtedness then owing by Borrower to Bank. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Bank, Borrower will provide written notice to Bank, advising Bank in reasonable detail of the nature and amount of the violation, and Bank shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or other Indebtedness then owing by Borrower to Bank. All sums contracted for, charged or received by Bank for the use, forbearance or detention of any of the Indebtedness, including any portion of the debt evidenced by the Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or other Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the
          Note  and/or  other Indebtedness does  not  exceed  the
          Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the other Indebtedness for so long as any Indebtedness is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or any of the other Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

               2.11 Receipt of Payments by Bank. Any payment by Borrower of any of the Indebtedness made by mail will be deemed tendered and received by Bank only upon actual receipt thereof by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or in any other manner, and such payment shall not be deemed to have been made in a timely manner unless actually received by Bank on or before the date due for such payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and any failure to pay the entire amount then due shall constitute and continue to be an Event of Default hereunder. Bank shall be entitled to exercise any and all rights and remedies conferred upon and otherwise available to Bank under any Loan Document upon the occurrence and during the continuance of any such Event of Default. Borrower further agrees that after the occurrence and during the continuance of any Default Bank shall have the continuing exclusive right to apply and to reapply any and all payments received by Bank at any time or times, whether as voluntary payments, proceeds from any Mortgaged Property, offsets, or otherwise, against the Indebtedness evidenced by the Loan Documents in such order and in such manner as Bank may, in its sole discretion, deem advisable, notwithstanding any entry by Bank upon any of its books and records. Borrower hereby expressly agrees that, to the extent that Bank receives any payment or benefit of or otherwise upon any of the Indebtedness, and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other Person under any bankruptcy act, state or federal law, common law, equitable cause or otherwise, then to the extent of such payment or benefit, the Indebtedness, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made or received by Bank, and, further, any such repayment by Bank shall be added to and be deemed to be additional Indebtedness.

               2.12 Security. Payment and performance of the Indebtedness evidenced by the Loan Documents shall be secured by Liens on the assets, other collateral and properties of Borrower as Bank may require from time to time.

               2.13 Conditions Precedent to the Loans and Initial Advance. The obligation of the Bank to make each
          Advance under either Loan shall be subject to the satisfaction of all of conditions precedent set forth in this Section. In the event that any condition precedent is not so satisfied but Bank elects to make an Advance on either Loan notwithstanding the same, such election shall not constitute a waiver of such condition and the condition shall be satisfied prior to any subsequent Advance.

                    (a) All of the Loan Documents shall be in full force and effect and binding and enforceable obligations of Borrower and, to the extent that it is a party thereto or otherwise bound thereby, of each other Person who may be a party thereto or bound thereby.

                    (b) All actions, proceedings, instruments and documents required to carry out the borrowings and transactions contemplated by this Agreement or any other Loan Document or incidental thereto, and all other related legal matters, shall have been satisfactory to and approved by legal counsel for Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have requested.

                    (c)   Each Borrower shall have performed  and
               complied   with  all  agreements  and   conditions
               contained in the Loan Documents applicable to it and which are then in effect.

                    (d) Borrower shall have delivered, or caused to have been delivered, to Bank or done or caused to have been done, to Bank's satisfaction each and every of the following items:

                         (1)   This Agreement (together with  all
                    addenda, schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and any and all amendments thereto, the Notes, the Deeds of Trust and all other Loan Documents and Lien Instruments and any and all amendments thereto duly executed, acknowledged (if required) and delivered by Borrower and any Person who is a party thereto.

                         (2)   (i) Copies of resolutions  of  the
                    board of directors, partners or members or managers, as applicable, of each Loan Party evidencing approval of the modification of the borrowing arrangement hereunder and the transactions contemplated by the modified Loan Documents, and authorizing the execution, delivery and performance by each Loan Party of each modified Loan Document to which it is a party or by which it is otherwise bound, which resolutions shall have been certified by a duly authorized officer, partner or other representative, as applicable, of each Loan Party as of the date of this Agreement and as of the date of any amendments as being complete, accurate and in full force and effect; (ii) incumbency certifications of a duly authorized officer, partner or other representative, as applicable, of each Loan Party, in each case, identifying those individuals who are authorized to execute the modified Loan Documents and any amendments thereto for and on behalf of such Person(s), respectively, and to otherwise act for and on behalf of such Person(s); (iii) certified copies of each of such Person(s)' articles of incorporation and bylaws, partnership agreement, certificate of limited partnership, articles of organization, regulations or operating agreement, as applicable, and all amendments thereto; and
                    (iv) certificates of existence, good standing and authority to do business, as applicable, certified substantially contemporaneously with the date of this Agreement, from the state or other jurisdiction of each of such Person(s)' organization and from every other state or jurisdiction in which such Person is required, under applicable law, to be qualified to do business.

                         (3)   Proof  that  appropriate  security
                    agreements, financing statements, mortgages, deeds of trust, collateral and such additional documents or certificates as may be required by Bank and/or contemplated under the terms of any and every modified Loan
                    Document, and such other documents or agreements of security and appropriate assurances of validity, perfection and priority of Lien as Bank may request shall have been executed and delivered by the appropriate Persons and recorded or filed in such jurisdictions and such other steps shall have been taken as necessary to perfect, subject only to Permitted Encumbrances, the Liens granted thereby.

                         (4)   An  opinion  of  Borrower's  legal
                    counsel, dated as of the date hereof, as to enforceability and authority issues and covering such other matters as are required by Bank and which are otherwise reasonably satisfactory in form and substance to Bank.

                         (5)   Evidence of insurance coverage  as
                    required by this Agreement and the Deeds of Trust.

                         (6)   The Title Company's commitment  to
                    issue such endorsements as may be required by Bank in connection with all modifications to the Deeds of Trust.

                             (7)   Updated   Primary   Collateral
                    Appraisals.

                         (8)   Current  Financial  Statements  of
                    Borrower.

                    (e)   Bank shall have received payment of the
               modification and extension fee set forth below.

                    (f) Bank shall have received such other instruments, documents and evidence (not inconsistent with the terms hereof) as Bank may reasonably request in connection with the modification of the Loans hereunder, and all such instruments, documents and evidence shall be satisfactory in form and substance to Bank.

               2.14 Conditions to Subsequent Advances. Bank has no obligation to make any subsequent Advance under the $5,000,000.00 Loan unless it elects in its sole and absolute discretion to do so. In addition, Bank has no obligation to make any subsequent advance on the Revolving Credit Loan unless the following conditions precedent are satisfied on or before the Disbursement Date for such Advance:

                    (a) At Bank's request, Borrower shall furnish to Bank an endorsement to the Title Policies (or if an endorsement is not available, a letter from the Title Company) showing "nothing further" of record affecting the Primary Collateral from the date of recording of the Deeds of Trust, except such matters as Bank specifically approves.

                    (b)   All  Loan Documents shall  be  in  full
               force and effect and binding and enforceable obligations of each Loan Party.

                    (c)    Each   of   the  representations   and
               warranties  of  each  Loan Party  under  any  Loan
               Document shall be true and correct in all material respects.

                    (d) No Default or Event of Default shall have occurred and be continuing; there shall exist no Material Adverse Effect; and no provision of law, any order of any Governmental Authority, or any regulation, rule or interpretation thereof, shall have had any material adverse effect on the validity or enforceability of any Loan Document.

                    (e)  Upon making any Advance on the Revolving
               Credit Loan then requested, the amount outstanding on the Revolving Credit Loan shall not exceed the Revolving Credit Loan Amount.

                    (f) Upon making any Advance on the $5,000,000.00 Loan then requested, the amount outstanding on the $5,000,000.00 Loan shall not exceed the $5,000,000.00 Maximum Loan Amount.

               2.15 Advance Not A Waiver. No Advance of the proceeds of either of the Loans shall constitute a waiver of any of the conditions of Bank's obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Bank from thereafter declaring such inability to be an Event of Default.

               2.16 Advance Not An Approval. Bank shall have no obligation to make any Advance or part thereof during the existence of any Default or Event of Default, but shall have the right and option so to do; provided that if Bank elects to make any such Advance, no such Advance shall be deemed to be either a waiver of the right to demand payment of the Loans, or any part thereof, or an obligation to make any other Advance.

               2.17 Additional Land Acquisitions.  Subject to the
          satisfaction of all conditions precedent to Advances on the Revolving Credit Loan, Bank hereby agrees to make one or more Advances on the Revolving Credit Loan, which Advances shall reduce the amount available to Borrower under the Revolving Credit Loan, in an amount not to exceed, without prior Bank approval, (i) $3,000,000.00 at any one time, or (ii) $10,000,000.00 in the aggregate, for the purpose of the acquisition of fee title to real property, provided that Borrower (i) provides Bank with information about such real property as Bank may reasonably request, (ii) executes and delivers to Bank a separate note for each acquisition and a deed of trust, substantially in the form of the Deeds of Trust, granting to Bank a deed of trust first lien on such real property, which note and the real property covered by the deed of trust will be cross-defaulted and cross-collateralized with the Notes and the Primary Collateral and Other Collateral (iii) causes the Title Company to provide Bank with a Title Policy insuring such deed of trust as a first lien on such real property and containing only such exceptions to title acceptable to Bank, and in an amount and otherwise on terms and conditions satisfactory to Bank, and (iv) executes and delivers to Bank its proposed disposition plan of such real property which must be reasonably satisfactory to Bank. Any and all real estate assets acquired in whole or part with Advances made under this Section are sometimes referred to as 'Section 2.17 Assets.' Notwithstanding anything in this Agreement to the contrary, such Section 2.17 Assets shall, for purposes of this Agreement, be deemed to be included as 'Other Collateral'; provided, however, that such Section 2.17 Assets may be designated as part of the 'Primary Collateral' by obtaining an appraisal, an environmental audit and other documents that may be required by Bank to classify such Section 2.17 Assets as 'Primary Collateral.' Advances under the Revolving Credit Loan for other than the acquisitions of Section 2.17 Assets are not subject to the terms and provisions of this
          Section 2.17.

               2.18 Mandatory Prepayments. Borrower shall immediately pay to Bank for application to the Revolving Credit Loan in accordance with the terms of this Agreement and in accordance with the Release Provisions set forth in Addendum 3, unless otherwise agreed by Bank in writing, the following sums: (i) one-hundred percent (100%) of the net proceeds received by or on behalf of any Borrower from the sale of all or any portion of the Mortgaged Property or upon the taking of all or any portion of the Mortgaged Property by condemnation; provided that, if such sale is to a Related Party, the mandatory prepayment shall be in an amount equal to the greater of fifty percent (50%) of the gross sales price or fifty percent (50%) of the corresponding Partial Release Price, as more fully set forth in Addendum 3, of such portion of the Mortgaged Property, (ii) one-hundred percent (100%) of the net proceeds of MUD Reimbursables, (iii) one-hundred percent (100%) of the net proceeds received upon the sale of any Section 2.17 Asset, (iv) and one-hundred percent (100%) of the distributions received by any Borrower from any Partnership or any Future Partnership upon the sale by such Related Party of any real property interest ("Partnership Distributions").

               2.19 Application of Payments. So long as no Event of Default exists, all payments received from Borrower (including, without limitation, the application of net proceeds received from MUD Reimburseables, the application of net proceeds from the sale of Section
          2.17 Assets, the application of net proceeds from the sale of Primary Collateral or Other Collateral or Partnership Distributions, the application of net proceeds from the conveyance of Primary Collateral or Other Collateral to a Related Party, and release price proceeds from any other source) shall be applied as follows:

                    (a) First, such proceeds shall be applied to pay interest current on the Revolving Credit Note and to withhold an amount necessary to pay interest current at month end (and to establish or replenish the Interest Reserve Escrow Account);

                    (b)   Second, such proceeds shall be  applied
               to pay any other sums (other than principal) then due and payable under the Revolving Credit Loan;

                    (c) Third, such proceeds shall be applied to pay the outstanding principal balance then due under the Revolving Credit Note; and

                    (d)   Fourth,  any remaining  proceeds  after
               application   as   above  set   forth   shall   be
               distributed to Borrower at its discretion.

                    All  payments received from Borrower  on  the
               $5,000,000.00 Note will be applied thereto in accordance with the terms and provisions of the $5,000,000.00 Note.

          3.6 Modification and Restatement of Addendum 3 - Release Provisions. Addendum 3 attached to the Loan Agreement is hereby deleted in its entirety, and the following Addendum 3 is inserted in lieu thereof:

                           "ADDENDUM 3

                       RELEASE PROVISIONS

          (Terms used with initial capital letters in this Addendum 3 that are not specifically defined in this Agreement shall have the meanings ascribed to them in the Deeds of Trust.)

               The Partial Release Price for Primary Collateral shall be as follows: The payment to Bank of a Partial Release Price equal to one hundred percent (100%) of the Net Proceeds (i.e., all proceeds less only reasonable closing costs, surveying costs, title insurance premiums, attorneys' fees and a broker's commission not to exceed six percent (6.0%) with aggregate deductions not to exceed eight percent(8%) of the sales price), which Net Proceeds shall in no event be less than eighty-five percent (85%) of the appraised value
               (using   year   one  undiscounted   unit   prices)
               (hereinafter referred to as "Appraised Value")  of
               the   Primary  Collateral  being  released.    See
               Addendum  3-1(a)-(c)  attached  hereto   for   the
               schedule of Appraised Value, which Addendum 3-1(a)-
               (c)   shall   replace  and  supersede  the   prior
               Addendum 3-1(a)-(c) attached to the Loan Agreement dated December 16, 1999.

               The Partial Release Price for Other Collateral shall be as follows: The payment to Bank of a Partial Release Price equal to one hundred percent (100%) of the Net Proceeds (i.e., all proceeds less only reasonable closing costs, surveying costs, title insurance premiums, attorneys' fees and a broker's commission not to exceed six percent (6%) with aggregate deductions not to exceed eight percent (8%) of the sales price), which Net Proceeds shall in no event be less than eighty-five percent (85%) of the assigned value (hereinafter referred to as "Assigned Value") established by Bank and Borrower for each of the Lots [or Tracts] of Other Collateral (the "Minimum Release Prices"). See Addendum 3-2 attached hereto for the schedule of Assigned Value, which Addendum 3-2 shall replace and supersede the prior Addendum 3-2 attached to the Loan Agreement dated December 16, 1999.

               The foregoing notwithstanding, the Partial Release Price for Primary Collateral or Other Collateral for sale to a Related Party shall be as follows:
               The payment of a Partial Release Price equal to one hundred percent (100%) of all cash proceeds received by Borrower, which cash proceeds shall in no event be less than the greater of (i) fifty percent (50%) of the Appraised Value for Primary Collateral or fifty percent (50%) of the Assigned Value for Other Collateral, as applicable, of the Primary Collateral or Other Collateral being released; or (ii) fifty percent (50%) of the gross sales price paid by the Related Party. The gross sales price (i.e., cash proceeds and all other considerations) for the sale to the Related Party will not be less than eighty-five percent (85%) of the applicable Appraised Value or Assigned Value.

          The foregoing notwithstanding, no release price will be required for the release of either Primary Collateral or Other Collateral from the lien of the Deeds of Trust in the event such Primary Collateral or Other Collateral is the subject of additional project financing by Bank pursuant to a separate loan between any Loan Party and Bank, and only so long as (i) in connection with such loan, Bank has a first priority lien and security interest in such Primary Collateral or Other Collateral securing repayment of such loan,
          (ii) such Loan Party owns 100% of the Primary Collateral or Other Collateral which is the subject of such separate loan, and any and all equity in the project is funded solely by Borrower without any third-parties having any ownership or equity interest therein, (iii) such loan is cross-defaulted and cross-collateralized with the Loans to the extent required by Bank; and (iv) any ownership interest of Borrower in a Related Party into which Primary Collateral or Other Collateral has been transferred will be assigned to Bank as security for the Indebtedness, and Borrower agrees to execute and deliver to Bank an assignment of partnership interest in such form and content as Bank may require. If the Land sought to be released as provided above is Primary Collateral, then such Primary Collateral shall be removed from the borrowing base (i.e., such Primary Collateral shall be removed from the loan-to-value calculations for purposes of determining the Maximum Loan Amount allowed hereunder). Except as modified hereby, all of the release provisions (including, without limitation, the provisions requiring payment of a release price) as set forth in the Loan Agreement will continue to apply with respect to any release of Primary Collateral or Other Collateral.

          Notwithstanding anything contained herein to the contrary, the location and configuration of the lot or lots, or tract or tracts, requested to be released (herein called "Lot" or "Lots" or "Tract" or "Tracts") shall be reasonably satisfactory to Bank and no Partial Release shall result in any remaining Lot [or Tract] being without access to a public street. Any and all Partial Releases shall be in accordance with the following procedures:

                    (a)  Borrower's request for a Partial Release
               shall be given to Bank and accompanied by (i) the legal description of the Lot or Lots [or Tract] to be released, together with a draft closing statement prepared for the proposed sale; (ii) information necessary to process the request for Partial Release, including whether the property to be released is Primary Collateral or Other Collateral and whether it is being sold to a Related Party; (iii) any appraisal reconciliation of value information as may be required by Bank, together with a reimbursement of the cost of same, which cost shall not exceed $750.00; and (iv) the name and address of the title company, if any, to whose attention the Partial Release Instrument (as hereinafter defined) should be directed, numbers that should be referenced (order number, loan number, etc.) and the date when such Partial
               Release  is  to  be  made.   Borrower  shall  also
               specify the name and address of the prospective purchaser and the intended use of the Lot [or Tract] to be released and shall supply such other documents and information concerning such Partial Release as Bank may reasonably request.

                    (b) Within five (5) days after receipt of such request, and in accordance with and pursuant to the terms and conditions of this Addendum 3 and the other applicable provisions of this Agreement, Bank shall execute an instrument effecting such Partial Release ("Partial Release Instrument") and deliver same to the title company so specified; provided that all costs and expenses of Bank associated with such Partial Release (including, but not limited to, reasonable legal fees) shall be paid by Borrower. Borrower shall also obtain all title insurance endorsements reasonably required by Bank in connection with such Partial Release.

                    (c) The execution and delivery of such Partial Release Instrument shall not affect any of Borrower's obligations under the Loan Documents, except that the payment of the Partial Release
               Price must be actually received by Bank. Regardless of the time such Partial Release is executed, delivered and recorded, the payment made by Borrower to Bank in respect to such Partial Release shall be credited against the Indebtedness in accordance with the terms of this Agreement only upon receipt by Bank of the Partial Release Price. The Partial Release Instrument shall be delivered, in escrow, by Bank to the title company so designated, to be held, released, delivered and recorded in accordance with Bank's escrow instructions, which shall require payment, in cash, of the Partial Release Price to Bank prior to delivery and recordation of the Partial Release Instrument.

          3.7 Letters of Credit. On Borrower's behalf, Bank has issued two (2) letters of credit in the aggregate amount of $2,587,576.00 and has correspondingly reduced the amount available under the Revolving Credit Note by such amount.
     Borrower's obligations under the issued letters of credit and any subsequent letters of credit (collectively, the "Letters of Credit") are as follows:

        A. Conditions to Letters of Credit. Subject to the terms and conditions set forth below, Borrower may, prior to the maturity date of the Revolving Credit Note, request Bank to issue one or more Letters of Credit under and as part of the Revolving Credit Loan, provided that the following conditions are satisfied:

           (1) such Letter of Credit and any amounts to be disbursed or advanced under such Letter of Credit shall be used only for the same purposes as allowed for Advances under the Revolving Credit Loan, as set forth in Section 2.4 of Addendum 2 of the Loan Agreement;

(2) after taking into account any such Letter of Credit, the sum of (i) the then existing LC Obligations (as defined below), plus
(ii) the then outstanding principal balance of the Revolving Credit Loan, does not (and shall at no time) exceed the Revolving Credit Loan Maximum Amount. Accordingly, the amount of all LC Obligations, if any, shall be applied against the amount of Advances available to Borrower under the Revolving Credit Loan;

(3) the expiration date of such Letter of Credit is not more than six (6) months after the maturity date of the Revolving
Credit Note;

(4)  such Letter of Credit shall be classified as a "Standby"
Letter of Credit in accordance with applicable laws and regulations applicable to Bank and in accordance with the Bank's customary practices at such times for reporting to regulatory authorities;

(5) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject Bank to any cost which is not reimbursable by Borrower under the Loan Documents;

(6) the form and terms of such Letter of Credit must be acceptable to Bank in its sole discretion;

(7) all other conditions in this Amendment to the issuance of such Letter of Credit shall have been satisfied;

(8) immediately before and after the issuance of such Letter of Credit, no Event of Default shall have occurred and be continuing, and no event shall have occurred which, with the passage of time or notice, could constitute an Event of Default;
and

(9) the representations and warranties of Borrower contained in the Loan Agreement (as modified hereby) and the other Loan
Documents shall be true and correct on and as of the date of issuance of such Letter of Credit.

          Bank will honor any such request by Borrower for the issuance of a Letter of Credit if the foregoing conditions
     (1) through (9) (collectively, the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. Bank may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which Bank in its sole discretion deems relevant.

          For purposes hereof, (i) the term "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which Bank might then or thereafter be called upon to advance under all Letters of Credit then outstanding, and (ii) the term "Matured LC
     Obligations" means all amounts paid by Bank on drafts or demands for payment drawn or made under as purported to be under any Letter of Credit, and all other amounts due and owing to Bank under any application by Borrower for any Letter of Credit to be issued by Bank (a "LC Application"), to the extent the same have not been repaid to Bank (with the proceeds of an Advance or otherwise).

              B. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least five (5) business days before the date on which Borrower desires for Bank to issue such Letter of Credit. By making any such written application, Borrower shall be deemed to have represented and warranted that the LC Conditions will be met as of the date of issuance of such Letter of Credit. Two (2) business days after the LC Conditions have been met (or if Bank otherwise desires to issue such Letter of Credit), Bank will issue such Letter of Credit at Bank's office in Dallas, Texas. If any provisions of any LC Application conflict with any provisions of this Amendment, the provisions of this Amendment shall govern and control.

C.   Reimbursement and Participations.
               (1) Reimbursement by Borrower. Each Matured LC Obligation shall constitute an Advance under the Revolving Credit Loan. To the extent the same has not been repaid to Bank (with the proceeds of an Advance under the Revolving Credit Loan or otherwise),
          Borrower promises to pay to Bank, or to Bank's order, on demand,
          (i) the full amount of each Matured LC Obligation, whether such obligation accrues before or after the maturity date of the Revolving Credit Note, together with (ii) interest thereon at a rate per annum equal to the Applicable Rate for the Base Rate Balance (as such terms are defined in the Revolving Credit Note) until repaid in full; provided that after the maturity date of the Revolving Credit Note or following a default or an Event of Default under the Loan Agreement or the other Loan Documents, such interest shall accrue at the Default Rate (as such term is defined in the Revolving Credit Note).

(2) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder, then Borrower may, during the interval between the making thereof and the honoring thereof by Bank, request Bank to make an Advance under the Revolving Credit Loan to Borrower in the amount of such draft or demand, which Advance shall be made concurrently with Bank's payment of such draft or demand and shall be immediately used by Bank to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof.

             D. Letter of Credit Fees. In consideration of Bank's issuance of any Letter of Credit, Borrower agrees to pay to Bank a letter of credit issuance fee at a rate equal to two percent (2.0%) per annum. Each such fee will be calculated based on the term and face amount of such Letter of Credit and the above applicable rate and will be payable upon issuance. In no event shall the issuance fee be less than $500.00 for any Letter of Credit.

E.   No Duty to Inquire.
              (1)  Drafts and Demands.  Bank is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter. Bank is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by Bank to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold Bank harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY BANK, provided only that Bank shall not be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

(2) Extension of Letter of Credit Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of Borrower, or if the amount of any Letter of Credit is increased at the request of Borrower, this Amendment shall be binding upon Borrower with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by Bank, or Bank's correspondents in accordance with such extension, increase or other modification.

(3) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, Bank shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall Bank be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by Bank to any purported transferee or transferees as determined by Bank is hereby authorized and approved, and Borrower further agrees to hold Bank harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY BANK, provided only that Bank shall not be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.
              F.   LC Collateral.

                  (1) Acceleration of LC Obligations. On the maturity date of the Revolving Credit Note, or if the Loans or either of them becomes immediately due and payable pursuant to the Loan Documents, then, unless Bank otherwise specifically elects to the contrary, all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to Bank immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and the remainder will be held by Bank as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

(2) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by Bank in such investments as Bank may elect. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all indebtedness evidenced by the Notes and all LC Obligations have been satisfied in full, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, Bank shall release any remaining LC Collateral. Borrower hereby assigns and grants to Bank a continuing security interest in all LC Collateral, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its obligations under this Amendment, the Loan Agreement, the Notes and the other Loan Documents. Borrower further agrees that Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under the Loan Agreement (as modified hereby) shall constitute a default for purposes of such security interest.
(3) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, Bank may without notice to Borrower provide such LC Collateral (whether by transfers from other accounts maintained with Bank or otherwise) using any available funds of Borrower.

   4.   Payment of Fees.

               (a) At such time as Borrower requests an Advance under the $5,000,000.00 Note, Borrower shall remit to Bank cash funds equal to 0.5% of the amount of the Advance requested and shall pay a 0.5% fee in connection with each Advance thereafter funded under the $5,000,000.00 Note, which sum shall be in payment of and further consideration for the funding of each such Advance.

(b) Contemporaneously with the execution and delivery of this Amendment, Borrower shall remit to Bank (i) cash funds in the amount of $68,750.00, which sum shall be in payment of and as additional consideration for the modification of the Revolving Credit Loan , and for the extension of the maturity date of the Revolving Credit Loan as set forth herein.

(c) Bank's obligation to make any further Advances under the Revolving Credit Note are and shall be subject to and further conditioned upon payment of the foregoing fees.

     5. Holliday Loan. In connection with the Amendment to Loan Agreement entered into December 27, 2000, Bank consented to an unsecured loan from Holliday Fenoglio Fowler, L.P., a Texas limited partnership ("Holliday") to Stratus Properties, Inc. ("Stratus") in a principal amount not to exceed $10,000,000.00
(the   "Holliday  Loan")  upon  certain  terms  and   conditions.
Borrower hereby represents and warrants that the following terms, covenants and restrictions have been satisfied and complied with at all times to date and shall continue to be satisfied and complied with throughout the term of the Holliday Loan until the Loans have been repaid in full and all other obligations of Borrower under the Loan Documents have been fully satisfied: (i) neither the stated principal amount of the Holliday Loan, nor the outstanding principal balance of the Holliday Loan, shall at any time exceed $10,000,000; (ii) the proceeds of the Holliday Loan shall be used only for general corporate purposes of Stratus,
including   the  use  of  such  proceeds  for  the   purpose   of
repurchasing the common stock of Stratus; (iii) the Holliday Loan is not and shall at no time be secured by any of the real property or other collateral securing the Loans or otherwise be secured by any Liens in contravention of any terms or provisions in the Loan Agreement (including, without limitation, Section 5.5 thereof), as modified hereby, or any of the other Loan Documents;
(iv) Bank's rights to receive, use and apply any and all proceeds and other amounts as set forth in Sections 2.18 and 2.19 of
Addendum 2 and elsewhere in the Loan Agreement (as modified hereby) shall continue in full force and effect and shall not be affected in any manner by the Holliday Loan, and Holliday (and any subsequent holder of the Holliday Loan) shall have no rights to the receipt of any such proceeds, and Borrower shall not utilize any of such proceeds for repayment of or application to any of the indebtedness evidenced by the Holliday Loan; (v)
without the prior written approval of Bank, no proceeds of the Loans shall be used by Borrower to repay any principal or other amounts then outstanding under the Holliday Loan, except that proceeds of the Revolving Credit Loan may be used by Borrower for the repayment of ordinary interest then due and payable under the Holliday Loan so long as no Event of Default exists and is continuing under the Loan Agreement (as modified hereby) or the other Loan Documents; (vi) without Bank's written consent, Stratus and Borrower shall not prepay any principal portion of the indebtedness under the Holliday Loan during the first eighteen (18) months of the term of the Holliday Loan; and (vii) the promissory note, loan agreement and other loan documents (if any) executed in connection with the Holliday Loan shall be on terms consistent with the foregoing and otherwise on terms reasonably acceptable to Bank, and shall not, without Bank's written consent, be amended or modified in any manner that (a)
conflicts  with  any  of  the  foregoing  terms,  covenants   and
restrictions, (b) increases the principal amount of the Holliday Loan to more than $10,000,000.00, or (c) would cause a default or an event of default under the Loan Agreement (as modified hereby) or any of the other Loan Documents. Bank previously consented to Holliday assigning its interest in the Holliday Loan to American Select Portfolio Inc., a Minnesota corporation, on the condition
that  the  foregoing  terms are complied  with.   Borrower  shall
promptly provide Bank with a copy of any notice of default received by Stratus or Borrower from Holliday (or the then holder of the Holliday Loan) or delivered by Stratus or Borrower to Holliday (or the then holder of the Holliday Loan), in connection with the Holliday Loan. Any failure of Borrower or the Holliday Loan to comply with any of the foregoing conditions, covenants and restrictions set forth in items (i) through (vii) above shall be an Event of Default under the Loan Agreement (as modified hereby) and the other Loan Documents. Any default or event of default under the Holliday Loan which continues beyond any applicable grace or cure period thereunder shall also constitute an Event of Default under the Loan Agreement (as amended hereby) and the other Loan Documents.

6. Title Insurance. Contemporaneously with the execution and delivery hereof, the Borrower shall cause the Title Company to issue with respect to the mortgagee title policy previously issued to Bank in connection with the Loans (the "Title Policy"), the standard Texas Form T-38 Endorsement pursuant to Rule P-9B(3) of the Basic Manual of Rules, Rates and Forms for the Writing of Title Insurance in the State of Texas (the "Title Manual"), and the Standard Texas Form T-33 Endorsement pursuant to Rule P-9B(6) of the Title Manual, all acceptable to Bank, confirming that the Title Policy has not been reduced or terminated by virtue of the terms and provisions of this Amendment and the other Loan Modification Documents (as defined below).

7. Acknowledgment by Borrower. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower or any third party to Bank, as evidenced by the Loan Documents. Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to Bank pursuant to the terms of the Notes as modified; (ii) the liens, security interests and assignments created and evidenced by the Security Instruments are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Security Instruments; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Security Instruments or the other Loan Documents, and the other obligations created or evidenced by the Security Instruments or the other Loan Documents; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of Bank's acts or omissions with respect to the Mortgaged Property, the Security Instruments or the other Loan Documents or Bank's performance under the Security Instruments or the other Loan Documents or with respect to the Mortgaged Property; (v) the representations and warranties of Borrower contained in the Loan Agreement, the Security Instruments and the other Loan Documents are and remain true and correct as of the date hereof; and (vi) Bank is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Bank of Bank's obligations under the terms and provisions of the Loan Documents.

8. No Waiver of Remedies. Except as may be expressly set forth herein, nothing contained in this Amendment shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Bank by reason of the occurrence or existence of any fact, circumstance or event constituting a default under the Notes or the other Loan Documents.

9. Effectiveness of the Security Instruments. Except as expressly modified by the terms and provisions of this Second Amendment to Loan Agreement and by the prior Amendment to Loan Agreement, the Amendment to Promissory Note, and the Second Amendment to Promissory Note referenced above, and the Amendment to Revolving Credit Note and the Second Amendment to Revolving Credit Note referenced above, and the Modification Agreement and the Second Modification Agreement referenced above (collectively, the "Loan Modification Documents"), each of the terms and provisions of the Loan Agreement, the Notes, the Security Instruments and the other Loan Documents are hereby ratified and shall remain in full force and effect; provided, however, that any reference in any of the Security Instruments to the Loans, the amounts constituting the Loans, any defined terms, or to any of the other Security Instruments shall be deemed, from and after the date hereof, to refer to the Loans, the amounts constituting the Loans, defined terms and to the Notes, the Loan Agreement, the Lien Instruments and such other Loan Documents, as modified by the Loan Modification Documents.

10. Costs and Expenses. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation, execution and recordation of the Loan Modification Documents and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, title insurance policy or endorsement premiums or other charges of the Title Company, and reasonable fees and expenses of legal counsel to Bank.

11. Additional Documentation. From time to time, Borrower shall execute or procure and deliver to Bank such other and further documents and instruments evidencing, securing or pertaining to the Loans or the Loan Documents as shall be reasonably requested by Bank so as to evidence or effect the terms and provisions hereof. Upon Bank's request, Borrower shall cause to be delivered to Bank an opinion of counsel, satisfactory to Bank as to form, substance and rendering attorney, opining to (i) the validity and enforceability of this Amendment and the other Loan Modification Documents and the terms and provisions hereof and thereof, and any other agreement executed in connection with the transaction contemplated hereby; (ii) the authority of Borrower, and any constituents of Borrower, to execute, deliver and perform its or their respective obligations under the Loan Documents, as modified by the Loan Modification Documents; and (iii) such other matters as reasonably requested by Bank.

12. Severability. If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable

13. Borrower's Reaffirmation. Borrower hereby reaffirms all of its obligations under the Notes (as amended), the Loan Agreement (as amended hereby), the Lien Instruments (as amended) and the other Loan Documents, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Notes (as amended), the Loan Agreement (as amended hereby), the Lien Instruments (as amended) or the other Loan Documents.

14. Continuing Effect; Ratification. Except as expressly amended and modified by this Amendment, the Loan Agreement shall remain unchanged and in full force and effect. The Loan Agreement, as modified by this Amendment, and all documents, assignments, transfers, liens and security rights pertaining to it, are hereby ratified, reaffirmed and confirmed in all respects as valid, subsisting and continuing in full force and effect.
The Loan Agreement and this Amendment shall together comprise the Loan Agreement with respect to the Loans.

15. No Waiver. The execution and delivery of this Amendment shall in no way be deemed to be a waiver by Bank of any default or potential default by Borrower under the Loan Agreement or the other Loan Documents or of any rights, powers or remedies of Bank under the Loan Agreement or the other Loan Documents, and shall in no way limit, impair or prejudice Bank from exercising any past, present or future right, power or remedy available to it under the Loan Agreement and the other Loan Documents.

16. No Novation. It is the intent of the parties that this Amendment shall not constitute a novation and shall in no way limit, diminish, impair or adversely affect the lien priority of the Lien Instruments. All of the liens and security interests securing the Loans, including, without limitation, the liens and security interests created by the Lien Instruments, are hereby ratified, reinstated, renewed, confirmed and extended to secure the Loans and the Notes as modified.

17. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank, and their respective successors and assigns.

18. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

19. Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

20. Notice of Final Agreement. This Amendment is the entire agreement between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.
     THE NOTES, THE LOAN AGREEMENT, THIS AMENDMENT, THE LIEN INSTRUMENTS AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PARTIES.



                    [SIGNATURE PAGES FOLLOW]

     IN  WITNESS  WHEREOF, Borrower and Bank have  executed  this
Amendment to be effective as of the Amendment Date.



                              BORROWER:

                              STRATUS PROPERTIES INC.,
                              a Delaware corporation



                               By:    /s/ William H. Armstrong, III
                                      -----------------------------
                              Name:      William H. Armstrong, III
                             Title:  Chairman of the Board, President
                                        and Chief Executive Officer





                              STRATUS PROPERTIES OPERATING CO.,
                              L.P.,
                              a Delaware limited partnership



                              By:     STRS L.L.C.,
                                   a Delaware limited liability company,
                                   General Partner


                                   By:     Stratus Properties Inc.,
                                      a Delaware corporation,
                                      Sole Member



                                      By: /s/ William H. Armstrong, III
                                          ---------------------------
                                      Name:William H. Armstrong, III
                                      Title:Chairman of the Board,
                                                   President
                                           and Chief Executive Officer





                              CIRCLE C LAND CORP.,
                              a Texas corporation



                                   By:  /s/William H. Armstrong, III
                                      --------------------------------
                                 Name:     William H. Armstrong, III
                                Title:            President





                              AUSTIN 290 PROPERTIES, INC.,
                              a Texas corporation



                                 By:  /s/William H. Armstrong, III
                                     --------------------------------
                               Name:     William H. Armstrong, III
                              Title:          President





                              BANK:

                              COMERICA BANK-TEXAS,
                              a state banking association



                              By:
                              Name:
                              Title: